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                                EXHIBIT 23.1

                    THE CHILDREN'S PLACE RETAIL STORES, INC.

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-47065 of The Children's Place Retail Stores, Inc. on Form S-8 of our report dated March 10, 2003, except for Note 12 and Note 13 as to which the date is April 25, 2003, relating to the consolidated financial statements of The Children's Place Retail Stores, Inc. as of and for the fiscal year ended February 1, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the application of procedures relating to certain disclosures and reclassifications of financial statement amounts related to the consolidated financial statements for the fiscal years ended February 2, 2002 and February 3, 2001 that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures and reclassifications), appearing in this Annual Report on Form 10-K of The Children's Place Retail Stores, Inc. for the fiscal year ended February 1, 2003.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
April 29, 2003